EXHIBIT 2(c)


                THIS WARRANT IS NOT TRANSFERABLE AND THE EXERCISE
           HEREOF IS LIMITED AS SET FORTH IN SECTIONS 1 AND 2 OF THIS
                WARRANT.  THE SHARES OF COMMON STOCK ISSUED UPON



            EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS
               ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.



        Warrant No. ____                        Number of Shares:________
                                                (subject to adjustment)

        Date of Issuance:  December __, 1995


                            THERMO REMEDIATION, INC.


                  Non-Negotiable Common Stock Purchase Warrant

                         (Void after December __, 2003)


             Thermo Remediation Inc., a Delaware Corporation (the "Company"), for value received, hereby certifies that __________________________ (the "Registered Holder"), is
        entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after three years from the date of issuance set forth above (the "Date of Issuance") and on or before eight years from the Date of Issuance, at not later than 5:00 p.m. (Boston, Massachusetts time), ________ shares of Common Stock, $0.01 par value per share, of the Company, at a purchase price of $14.85 per share. This warrant is one of a series of warrants comprising a part of units (the "Units") issued by the Company in consideration for the acquisition (by merger) of Remediation Technologies, Inc. by the Company. Each individual Unit is comprised of three shares of Common Stock and a warrant to purchase one share of Common Stock on the terms described below. This warrant comprises a part of a number of Units equal to the number of shares of Common Stock set forth above. This warrant is hereinafter referred to as the "Warrant," and the shares purchasable upon exercise of this Warrant and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.
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             1.   Exercise.

                  (a) Subject to the termination event and restrictions described herein, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's successor by will or the laws of descent and distribution, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise, either in lawful money of the United States or by delivery to the Company of shares of Common Stock already owned by the Registered Holder having a fair market value equal in amount to such purchase price.

                  (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing
        (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(c) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by
        (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

                       (i) If the Common Stock is listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                       (ii) If the Common Stock is not listed on a
        national securities exchange, the NASDAQ National Market System, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most
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        recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then
        (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

                  (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder:

                       (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                       (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise, plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above, plus (c) the number of Warrant Shares as to which this
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        Warrant has previously been terminated pursuant to Section 2 below.

             2. Termination Events. Notwithstanding the rights described in Section 1, upon any disposition, transfer or hypothecation by the Registered Holder of any shares of Common Stock comprising a portion of any Unit of which this Warrant also comprises a part, prior to three years from the Date of Issuance, this Warrant shall automatically terminate and be null and void with respect to that number of shares of Common Stock determined by dividing (x) the number of such shares of Common Stock so disposed of, transferred or hypothecated by (y) 3 (the "Factor"), with any fraction determined thereby rounded up to the next nearest whole number.

             3.   Adjustments.

                  (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price and the Factor in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and increased, respectively. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price and the Factor in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased and reduced, respectively. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
        (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 3(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, the Board of Directors of the Company shall either provide (i) that lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such
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        Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant, or
        (ii) that this Warrant shall become exercisable in full (to the extent not previously terminated pursuant to Section 2 above) immediately prior to and shall terminate in its entirety to the extent not exercised upon, such reorganization, reclassification, consolidation, merger or sale (provided that the Registered Holder shall be given ten (10) days prior notice of any determination by the Board of Directors under this clause (ii)). In any such case described in clause (i) above, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price and the Factor) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) When any adjustment is required to be made in the Purchase Price and the Factor, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price and the Factor after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 3(a) or (b) above.

             4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

             5.   Prohibitions on Transfer; Additional Limitations on
        Exercise.

                  (a) This Warrant may not be assigned or transferred, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, may only be exercised by the Registered Holder during his lifetime and thereafter may only be exercised by the person to whom it is transferred by will or the laws of descent and distribution.

                  (b) This Warrant shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Warrant Shares issuable upon exercise of this Warrant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any
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        other condition is necessary as a condition of, or in connection with, the issuance or purchase of Warrant Shares hereunder, this Warrant may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

                  (c) Each certificate representing Warrant Shares, unless registered pursuant to an effective registration statement filed with the Securities and Exchange Commission, shall bear a legend substantially in the following form:

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

        The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

             6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

             7.   Notices of Record Date, etc.  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or
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                  (c)  of the voluntary or involuntary dissolution,
        liquidation or winding-up of the Company,

        then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice and, in the case of a notice pursuant to subsection 7(b) above, shall state whether this Warrant is to be assumed by the successor entity or is to terminate prior thereto pursuant to subsection 3(b) above.

             8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

             9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue to and in the name of the Registered Holder, in lieu thereof, a new Warrant of like tenor.

             10. Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

             11. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be in writing and shall be deemed effective (i) upon delivery by hand, (ii) two business days after deposit with an express courier service for delivery no later than two business days after such deposit, addressed to the Registered
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        Holder at the address set forth on the warrant register
        maintained by the Company or (iii) upon confirmation of transmittal by telecopy to the Registered Holder, with a copy sent in accordance with the preceding clause (ii), to the telecopy number set forth on the warrant register maintained by the Company. All notices and other communications from the Registered Holder of this Warrant to the Company shall be in writing and shall be deemed effective (i) upon delivery by hand,
        (ii) two business days after deposit with an express courier service for delivery no later than two business days after such deposit, addressed to the Company at its principal office set forth below or (iii) upon confirmation of transmittal by telecopy, with a hard copy sent in accordance with the preceding clause (ii), to the telecopy number of the Company set forth below. A copy of any notice or communication delivered to the Company shall be delivered concurrently to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: David E. Redlick, Esq. (Telecopy No. (617) 526-5000). If the Company should at any time change the location of its principal office to a place other than as set forth below or change its telecopy number to a number other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant in the manner prescribed herein, and thereafter all references in this Warrant to the location of its principal office or telecopy number at the particular time shall be as so specified in such notice.

             12. Change or Waiver. Changes in or additions to this Warrant may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Registered Holder or Holders of Warrants then outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that no change, addition, omission or waiver which causes any change in or in any way affects or impairs the obligation of the Company in respect of the number of shares purchasable or the price per share payable upon exercise of this Warrant, or causes any change in this Section 12, shall be made without the written consent of the holder of this Warrant.

             13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

             14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
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                                      Thermo Remediation Inc.



                                      By:________________________

        [Corporate Seal]              Title:_________________

        ATTEST:



        -------------------------
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                                                               EXHIBIT A


                                  PURCHASE FORM


        To:_________________                    Dated:  December __, 199_


             The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):


                  $_________ in lawful money of the United States, and/or


                  $_________ in shares of Common Stock, and/or

                  the cancellation of such portion of the attached Warrant as is exercisable for a total of ______ Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

             The undersigned hereby certifies that _____ shares of Common Stock issued as part of the Units comprised, in part, by this Warrant were transferred prior to December __, 1998.



                                 Signature:__________________________

                                 Address:____________________________


                                         ----------------------------